EXHIBIT 99.1

AT SCHAWK, INC.: Timothy Allen Vice President, Finance Operations and Investor Relations Timothy.Allen@schawk.com	AT DRESNER CORPORATE SERVICES: Investors: Philip Kranz 312-780-7240 pkranz@dresnerco.com

SCHAWK ANNOUNCES 2011 THIRD-QUARTER RESULTS

GAAP Net Income and EPS of $8.1 Million and $0.31, Respectively

Des Plaines, IL, November 2, 2011—Schawk, Inc. (NYSE: SGK), a leading provider of brand development and deployment services, enabling companies of all sizes to connect their brands with consumers, reported third-quarter 2011 results. Net income in the third quarter of 2011 was $8.1 million, or $0.31 per diluted share, versus $7.8 million, or $0.30 per diluted share, in the third quarter of 2010.

On a non-GAAP basis, adjusting for certain financial and tax impacts further detailed in this earnings release, Adjusted net income was $5.6 million, or $0.22 per diluted share, in the third quarter of 2011 compared to $8.8 million, or $0.34 per diluted share, during the prior-year comparable period.

President and Chief Executive Officer David A. Schawk commented, “We continue to pursue opportunities for growth in emerging markets and to further enhance and integrate our services. During the third quarter, we expanded our business with certain key global clients as they advanced into developing and emerging markets and took advantage of our portfolio of integrated services, including our expanded digital services gained from our 2010 acquisitions. This increased client activity remains evident in our European segment where sales have increased over nine percent in the third quarter and first nine months of 2011 compared to the prior-year periods. In addition, we are excited about our recent acquisition of Brandimage which will further enhance our brand development services in emerging markets as well as in more established markets.  Finally, we believe that our integrated and expanded service offering as well as our global capabilities align with our clients’ goals to differentiate their brands and will position us well for future growth opportunities.”

Consolidated Results for Third Quarter Ended September 30, 2011
Consolidated net sales in the third quarter of 2011 were $112.3 million compared to $112.6 million in the same period of 2010, a decrease of approximately $0.3 million, or 0.2 percent, principally driven by a decline in advertising and retail account sales partially offset by increased consumer packaged goods (CPG) account sales. Included in the quarter-over-quarter sales decline was an increase of $2.3 million in net sales related to foreign currency translation gains, as the U.S. dollar declined in value relative to the local currencies of certain of the Company’s non-U.S. subsidiaries.

-more-

Schawk Announces 2011 Third-Quarter Results

CPG accounts sales in the third quarter of 2011 were $86.6 million, or 77.1 percent of total sales, compared to $85.3 million in the same period of 2010, an increase of 1.6 percent. The increase over the prior-year quarter was primarily driven by higher product and brand activity by the Company’s CPG clients. Advertising and retail accounts sales of $18.7 million, or 16.7 percent of total sales, in the third quarter of 2011 decreased 7.0 percent, from $20.1 million in the prior-year period driven by lower retail promotional activity. Entertainment accounts sales declined $0.1 million to $7.0 million, or 6.2 percent of total sales, for the third quarter of 2011 compared to $7.1 million in the same period of 2010.

Gross profit was $42.1 million in the third quarter of 2011, a decrease of $1.7 million from the third quarter of 2010. Third-quarter 2011 gross profit as a percentage of sales decreased to 37.5 percent from 38.9 percent in the 2010 third-quarter period. The decline in gross profit percent was largely driven by increased employee related costs.

Selling, general and administrative (SG&A) expenses increased approximately $2.5 million to $31.2 million in the third quarter of 2011 from $28.7 million in the third quarter of 2010 principally driven by $1.4 million of certain insurance recoveries during the third quarter of 2010, which is further detailed in the Company’s third quarter 2011 Form 10-Q.  The balance of the year-over-year change was driven by increased employee related costs.

During the third quarter of 2011, the Company reported business and systems integration expenses of $2.0 million compared to $0.1 million in the prior-year comparable period. As previously disclosed, these expenses relate to the Company’s ongoing information technology and business process improvement initiative.

Acquisition integration and restructuring expenses increased from $0.3 million in the third quarter of 2010 to $0.5 million in the third quarter of 2011. The charges in the 2011 third quarter arose from the Company’s continued focus on consolidating, reducing and re-aligning its work force and operations and are for employee terminations and other associated costs. These actions are expected to result in annualized savings of approximately $0.7 million, with approximately $0.3 million to be realized during 2011.

The Company reported operating income of $8.2 million in the 2011 third quarter compared to $13.6 million in the third quarter of 2010. The decrease in operating income compared to the prior-year period was primarily the result of the Company’s business and systems integration expenses, third-quarter 2010 insurance recoveries and increased employee related expenses.

The Company recorded an income tax benefit of $1.1 million for the third quarter of 2011 compared to an income tax expense of $4.2 million in the third quarter of 2010. The income tax benefit in the third quarter of 2011, as compared to an income tax expense in the third quarter of 2010 is primarily due to discrete period tax benefits resulting from the release of certain valuation allowances for the Company’s United Kingdom subsidiary in the third quarter of 2011.

Adjusted EBITDA and Management Adjusted EBITDA Performance
Adjusted EBITDA for the third quarter of 2011 was $13.1 million compared to $18.3 million for the third quarter of 2010. Management adjusted EBITDA for the third quarter of 2011 was $15.7 million compared to $19.9 million for the third quarter of 2010. Please refer to the “Reconciliation of Non-GAAP Adjusted EBITDA and Management Adjusted EBITDA” table attached at the end of this earnings release for a reconciliation of these measures.

-more-

Schawk Announces 2011 Third-Quarter Results

Conference Call
Schawk invites you to join its third-quarter 2011 earnings conference call on Thursday, November 3, 2011, at 9:00 a.m. Central time.  To participate in the conference call, please dial 800-320-2978 or 617-614-4923 at least five minutes prior to the start time and ask for the Schawk, Inc. conference call, or on the Internet, go to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82169&eventID=4226645.  If you are unavailable to participate on the live call, a replay will be available through November 10 at 11:59 p.m. Central time. To access the replay, dial 888-286-8010 or 617-801-6888, enter conference ID 23999221, and follow the prompts. The replay will also be available on the Internet for 30 days at the following address http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82169&eventID=4226645.

About Schawk, Inc.
Schawk, Inc. is a leading provider of brand development and deployment services, enabling companies of all sizes to connect their brands with consumers. With a global footprint of operations in 21 countries, Schawk helps companies create compelling and consistent brand experiences by providing integrated strategic, creative and executional services across brand touchpoints. Founded in 1953, Schawk is trusted by many of the world’s leading organizations to help them achieve global brand consistency. For more information about Schawk, visit http://www.schawk.com.

Non-GAAP Financial Measures
In addition to the presentation of Adjusted EBITDA and Management adjusted EBITDA in this release, the Company has presented certain other non-GAAP measures in the attachment entitled “Reconciliation of Non-GAAP measures to GAAP.”  Management believes that the presentation of non-GAAP measures provides investors with greater transparency and supplemental data relating to the Company’s financial condition and results of operations and provides more consistent insight into the performance of the Company’s core operations from period to period by showing the effects of certain non-operating items.  These non-GAAP measures are reconciled to the closest GAAP measures on the schedules attached to this earnings release.  The non-GAAP measures should not be viewed as alternatives to GAAP and may not be consistent with similar measures provided by other companies.

Safe Harbor Statement
Certain statements in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements are made based upon current expectations and beliefs that are subject to risk and uncertainty. Actual results might differ materially from those contained in the forward-looking statements because of factors, such as, among other things, our ability to maintain an effective system of disclosure and internal controls and the discovery of any future control deficiencies or weaknesses, which may require substantial costs and resources to rectify; higher than expected costs, or unanticipated difficulties associated with, integrating acquired operations; higher than expected costs associated with compliance with legal and regulatory requirements; higher-than-anticipated costs or lower-than-anticipated benefits associated with the Company’s ongoing information technology and business process improvement initiative;  the strength of the United States economy in general and, specifically, market conditions for the consumer products industry; the level of demand for Schawk's services; changes in or weak consumer confidence and consumer spending; unfavorable foreign exchange rate fluctuations; loss of key management and operational personnel; our ability to implement our growth strategy, rebranding initiatives and cost reduction plans and to realize anticipated cost savings; the ability of the Company to comply with the financial covenants contained in its debt agreements and obtain waivers or amendments in the event of non-compliance with such covenants; the stability of state, federal and foreign tax laws; our continued ability to identify and exploit industry trends and exploit technological advances in the imaging industry; the stability of political conditions in foreign countries in which we have production capabilities; terrorist attacks and the U.S. response to such attacks; as well as other factors detailed in Schawk, Inc.'s filings with the Securities and Exchange Commission.

The discussion of the Company’s financial results within this earnings release should be read and considered in context of the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.

For more information about Schawk, visit its website at http://www.schawk.com.

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,		Increase (Decrease)
	2011	2010	Amount	Percent

Net sales	$112,298	$112,562	$(264)	(0.2)%
Cost of sales	70,235	68,768	1,467	2.1%
Gross profit	42,063	43,794	(1,731)	(4.0)%

Selling, general and administrative expenses	31,240	28,675	2,565	8.9%
Business and systems integration expenses	1,997	85	1,912	nm
Multiemployer pension withdrawal expense	—	500	(500)	nm
Acquisition integration and restructuring expenses	468	286	182	63.6%
Foreign exchange loss	121	694	(573)	(82.6)%
Operating income	8,237	13,554	(5,317)	(39.2)%

Other income (expense)
Interest income	4	15	(11)	(73.3)%
Interest expense	(1,212)	(1,642)	430	(26.2)%

Income before income taxes	7,029	11,927	(4,898)	(41.1)%
Income tax provision (benefit)	(1,057)	4,154	(5,211)	nm

Net income	$8,086	$7,773	$313	4.0%

Earnings per share:
Basic	$0.31	$0.30	$0.01
Diluted	$0.31	$0.30	$0.01

Weighted average number of common and common equivalent shares outstanding:
Basic	25,771	25,577
Diluted	25,976	25,923

nm = not meaningful

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30,		Increase (Decrease)
	2011	2010	Amount	Percent

Net sales	$332,861	$342,110	$(9,249)	(2.7)%
Cost of sales	210,129	209,617	512	0.2%
Gross profit	122,732	132,493	(9,761)	(7.4)%

Selling, general and administrative expenses	92,270	91,619	651	0.7%
Business and systems integration expenses	5,385	379	5,006	nm
Multiemployer pension withdrawal expense	1,846	500	1,346	nm
Acquisition integration and restructuring expenses	1,590	1,007	583	57.9%
Foreign exchange loss	829	2,244	(1,415)	(63.1)%
Impairment of long-lived assets	—	680	(680)	nm
Operating income	20,812	36,064	(15,252)	(42.3)%

Other income (expense)
Interest income	43	31	12	38.7%
Interest expense	(3,772)	(5,401)	1,629	(30.2)%

Income before income taxes	17,083	30,694	(13,611)	(44.3)%
Income tax provision	2,246	4,596	(2,350)	(51.1)%

Net income	$14,837	$26,098	$(11,261)	(43.1)%

Earnings per share:
Basic	$0.57	$1.03	$(0.46)
Diluted	$0.57	$1.01	$(0.44)

Weighted average number of common and common equivalent shares outstanding:
Basic	25,830	25,387
Diluted	26,171	25,794

nm = not meaningful

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk Inc.
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,		Increase (Decrease)
	2011	2010	Amount	Percent
Sales to external clients:
North America	$95,213	$97,360	$(2,147)	(2.2)%
Europe	18,328	16,724	1,604	9.6%
Asia Pacific	8,451	7,547	904	12.0%
Intercompany sales elimination	(9,694)	(9,069)	(625)	(6.9)%

Sales to external clients	$112,298	$112,562	$(264)	(0.2)%

Operating segment income (loss):
North America	$14,936	$17,627	$(2,691)	(15.3)%
Europe	1,157	1,490	(333)	(22.3)%
Asia Pacific	1,533	982	551	56.1%
Corporate	(9,389)	(6,545)	(2,844)	(43.5)%

Operating segment income	$8,237	$13,554	$(5,317)	(39.2)%

	Nine Months Ended
	September 30,		Increase (Decrease)
	2011	2010	Amount	Percent

Sales to external clients:
North America	$284,262	$297,996	$(13,734)	(4.6)%
Europe	53,663	49,099	4,564	9.3%
Asia Pacific	23,852	22,609	1,243	5.5%
Intercompany sales elimination	(28,916)	(27,594)	(1,322)	(4.8)%

Sales to external clients	$332,861	$342,110	$(9,249)	(2.7)%

Operating segment income (loss):
North America	$40,383	$50,906	$(10,523)	(20.7)%
Europe	4,160	2,853	1,307	45.8%
Asia Pacific	2,941	3,637	(696)	(19.1)%
Corporate	(26,672)	(21,332)	(5,340)	(25.0)%

Operating segment income	$20,812	$36,064	$(15,252)	(42.3)%

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk, Inc.
 Consolidated Balance Sheets
 (In thousands, except share amounts)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
CCurrent assets:
Cash and cash equivalents	$10,620	$36,889
Trade accounts receivable, less allowance for doubtful accounts of $1,717 at September 30, 2011 and $1,525 at December 31, 2010	86,154	95,207
Inventories	24,419	18,250
Prepaid expenses and other current assets	11,201	9,356
Income tax receivable	1,531	2,943
Deferred income taxes	1,108	347
Total current assets	135,033	162,992

Property and equipment, net	56,872	48,684
Goodwill, net	192,629	193,626
Other intangible assets, net:
Customer relationships	33,126	36,461
Other	465	817
Deferred income taxes	4,998	868
Other assets	5,796	6,411

Total assets	$428,919	$449,859

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,001	$21,930
Accrued expenses	55,138	64,007
Deferred income taxes	3,255	3,260
Income taxes	1,476	1,038
Current portion of long-term debt	48,687	29,587
Total current liabilities	125,557	119,822

Long-term liabilities:
Long-term debt	6,396	37,080
Deferred income taxes	9,154	9,135
Other long-term liabilities	16,820	19,696
Total long-term liabilities	32,370	65,911

Stockholders’ equity:
Common stock, $0.008 par value, 40,000,000 shares authorized, 30,684,172 and 30,506,252 shares issued at September 30, 2011 and December 31, 2010, respectively, 25,627,504 and 25,761,334 shares outstanding at September 30, 2011 and December 31, 2010, respectively	225	224
Additional paid-in capital	202,913	200,205
Retained earnings	121,901	113,258
Accumulated comprehensive income, net	10,686	11,247
Treasury stock, at cost, 5,056,668 and 4,744,918 shares of common stock at September 30, 2011 and December 31, 2010, respectively	(64,733)	(60,808)
Total stockholders’ equity	270,992	264,126
Total liabilities and stockholders’ equity	$428,919	$449,859

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk, Inc.
Reconciliation of Non-GAAP measures to GAAP
(Unaudited)
(In Thousands, Except Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Income before income taxes - GAAP	$7,029	$11,927	$17,083	$30,694
Adjustments:
Acquisition integration and restructuring expenses	468	286	1,590	1,007
Business and systems integration expenses	1,997	85	5,385	379
Impairment of long-lived assets(1)	—	—	—	680
Multiemployer pension withdrawal expense	—	500	1,846	500
Foreign currency loss	121	694	829	2,244
Adjusted income before income tax – non-GAAP	9,615	13,492	26,733	35,504
Adjusted income tax provision – non-GAAP	3,976	4,676	9,949	11,808

Adjusted net income – non-GAAP	$5,639	$8,816	$16,784	$23,696

Weighted average common and common stock
equivalents outstanding – GAAP (diluted)	25,976	25,923	26,171	25,794

Earnings per diluted share - GAAP	$0.31	$0.30	$0.57	$1.01
Adjustments – net of tax effects:
Acquisition integration and restructuring expenses	0.01	0.01	0.04	0.02
Business and systems integration expenses	0.05	—	0.12	0.01
Impairment of long-lived assets	—	—	—	0.02
Multiemployer pension withdrawal expense	—	0.01	0.04	0.01
Foreign currency loss	—	0.02	0.02	0.07
Discrete tax adjustments - UK	(0.15)	—	(0.15)	(0.22)

Adjusted earnings per diluted share – non- GAAP	$0.22	$0.34	$0.64	$0.92

Income tax provision (benefit) - GAAP	$(1,057)	$4,154	$2,246	$4,596
Adjustments:(2)
Acquisition integration and restructuring expenses	167	127	565	389
Business and systems integration expenses	793	34	2,139	150
Impairment of long-lived assets	—	—	—	270
Multiemployer pension withdrawal expense	—	199	733	199
Foreign currency loss	65	162	258	574
Discrete tax adjustments - UK	4,008	—	4,008	5,630

Adjusted income tax provision – non-GAAP	$3,976	$4,676	$9,949	$11,808

(1)	Please see the Company’s discussion related to certain insurance recoveries in its September 30, 2011 Form 10-Q.
(2)	Adjustments have been tax-effected at the jurisdictions’ statutory rates.

-more-

Schawk Announces 2011 Third-Quarter Results

Schawk, Inc.
Reconciliation of Non-GAAP EBITDA and Management Adjusted EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended		Nine Months Ended		Trailing 12 Months
	September 30,		September 30,		Ended September 30,
	2011	2010	2011	2010	2011	2010

Net income - GAAP	$8,086	$7,773	$14,837	$26,098	$21,159	$29,817
Interest expense	1,212	1,642	3,772	5,401	5,572	7,829
Income tax provision (benefit)	(1,057)	4,154	2,246	4,596	7,634	9,030
Adjusted Income – non-GAAP	8,241	13,569	20,855	36,095	34,365	46,676
Depreciation and amortization expense	4,358	4,358	13,140	13,258	17,492	17,703
Impairment of long-lived assets	—	—	—	680	8	1,985
Stock based compensation	508	373	1,578	1,414	2,050	1,861

Adjusted EBITDA – non-GAAP	13,107	18,300	35,573	51,447	53,915	68,225

Permitted add backs on debt covenants:
Proforma effect of acquisitions and asset sales	—	337	—	1,023	81	1,023
Acquisition integration and restructuring expenses	—	—	239	—	239	—
Adjusted EBITDA for covenant compliance – non-GAAP	13,107	18,637	35,812	52,470	54,235	69,248

Acquisition integration and restructuring expenses	468	286	1,590	1,007	2,588	3,819
Business and systems integration expenses	1,997	85	5,385	379	6,301	379
Proforma effect of acquisitions and asset sales	—	(337)	—	(1,023)	(81)	(1,023)
Multiemployer pension plan withdrawal expense	—	500	1,846	500	1,146	2,300
Foreign exchange loss	121	694	829	2,244	891	2,791
Remediation and related expenses	—	—	—	—	—	415

Management adjusted EBITDA – non-GAAP	$15,693	$19,865	$45,462	$55,577	$65,080	$77,929

Use of Non-GAAP Adjusted EBITDA, Adjusted EBITDA for covenant compliance, and Management adjusted EBITDA
Adjusted EBITDA, as presented within this release, is defined as earnings before interest, income taxes, depreciation and amortization, and other certain non-cash items.  Adjusted EBITDA for covenant compliance, as defined in the Company’s current debt agreements, is defined as Adjusted EBITDA excluding certain items, including items that are generally considered non-operating, as permitted under the Company’s current revolving credit facility, and is used by management to gauge its ongoing compliance with the Company’s principal debt covenants, as well as pricing on its revolving credit facility.  Management adjusted EBITDA is used to evaluate the core operating activities of the Company from period to period.  None of the measures presented above represent cash flows from operations as defined by generally accepted accounting principles, should not be considered as an alternative to net income or cash flow from operations as an indicator of our operating performance, and are not indicative of cash available to fund all cash flow needs.  These measures also may be inconsistent with similar measures presented by other companies or EBITDA as defined under guidance from the Securities and Exchange Commission.